UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 19, 2009
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
See disclosure under Item 2.03 below.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 19, 2009, First Interstate BancSystem, Inc. (the “Registrant”) entered into the second amendment to its syndicated credit agreement dated January 10, 2008 (“Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement and as the primary lender thereunder, and the following additional lenders: U.S. Bank National Association; First Tennessee Bank, National Association; and, JPMorgan Chase Bank, National Association.
The amendment eliminates the revolving credit facility; changes the maturity date on the term notes to December 31, 2010 from January 10, 2013; and, increases the interest rate charged on the term notes to a maximum non-default rate of LIBOR plus 4.00%. In addition, the amendment eliminates the payment of an annual commitment fee on the revolving credit facility and modifies the definitions of primary equity capital and non-performing loans.
The amendment also includes revisions to certain debt covenants as follows:
•	Registrant will maintain its ratio of non-performing assets to primary equity capital at a percentage not greater than 45.0% during the period of September 30, 2009 through March 30, 2010 and 50.0% thereafter.

•	Registrant will maintain its allowance for loan losses in an amount not less than 60.0% of non-performing loans.

•	Registrant will maintain its return on average assets at not less than 0.70% for the period of September 30, 2009 through March 30, 2010 and 0.65% thereafter.

•	Registrant will maintain a consolidated total risk-based capital ratio of not less than 11.75% and the Registrant’s bank subsidiary will maintain a total risk-based capital ratio of not less than 10.00%.

•	Registrant will limit cash dividends to shareholders such that the aggregate amount of cash dividends in any four consecutive fiscal quarters does not exceed 37.5% of net income during such four-quarter period.

•	Registrant will limit repurchases of common stock, less cash proceeds from the issuance of common stock, in any period of four consecutive fiscal quarters, as a percentage of consolidated book net worth as of the end of that period to 2.75% during the period of September 30, 2009 through March 31, 2010 and 2.25% thereafter.
The amendment, which became effective on September 30, 2009, includes a waiver of all debt covenant defaults resulting from breaches existing as of June 30, 2009 and March 31, 2009. The Registrant paid amendment and waiver fees of $205 thousand.
As of September 30, 2009, the outstanding balance under the Credit Agreement term notes was $35.7 million. No advances were outstanding under the Credit Agreement’s revolving credit facility during 2009. The Registrant was in compliance with all existing and amended debt covenants as of September 30, 2009.

The description above is a summary of the terms of the amendment. This description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Credit Agreement dated as of November 19, 2009 among First Interstate BancSystem, Inc., as Borrower; the Various Lenders identified therein; and Wells Fargo Bank, National Association, as Administrative Agent, a copy of which is attached to this current report as Exhibit 10.19 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.19	Second Amendment to Credit Agreement dated as of November 19, 2009, among First Interstate BancSystem, Inc., as Borrower; the Various Lenders identified therein; and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 19, 2009

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer